Draft — November 13, 2017

SUPPLEMENT NO. 42 (this “Supplement”) dated as of [__], 2017 to the Collateral Agreement dated as of November 5, 2009 (the “Collateral Agreement”), among REYNOLDS GROUP HOLDINGS INC., a Delaware corporation (“RGHI”), REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC, a Delaware limited liability company (“RCPH”), PACTIV LLC, a Delaware limited liability company (“Pactiv”), EVERGREEN PACKAGING INC., a Delaware corporation (“Evergreen”), REYNOLDS CONSUMER PRODUCTS LLC, a Delaware limited liability company (“RCPL”), CLOSURE SYSTEMS INTERNATIONAL INC., a Delaware corporation (“CSII”), GRAHAM PACKAGING COMPANY INC., a Delaware corporation (“Graham”), CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC (“CSIH”), a Delaware limited liability company, BEVERAGE PACKAGING HOLDINGS III LIMITED, a New Zealand limited liability company (f/k/a Beverage Packaging Holdings (Luxembourg) III S.à r.l.) (the “NZ Borrower” and, together with CSIH, CSII, RCPL, RGHI, RCPH, Pactiv, Evergreen and Graham, the “U.S. Borrowers”), and CLOSURE SYSTEMS INTERNATIONAL LIMITED, a New Zealand limited liability company (f/k/a Closure Systems International B.V.) (together with the NZ Borrower, the “Non-U.S. Borrowers” and, together with the U.S. Borrowers, the “Borrowers”), REYNOLDS GROUP ISSUER LLC, a Delaware limited liability company (the “U.S. Issuer”), REYNOLDS GROUP ISSUER INC., a Delaware corporation (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), each Subsidiary of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto (each such Subsidiary, the Borrowers and the Issuers are referred to collectively herein as the “Grantors”) and THE BANK OF NEW YORK MELLON, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
A. Reference is made to (a) the Fourth Amended and Restated Credit Agreement dated as of August 5, 2016 (as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, Holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch as administrative agent (in such capacity, the “Administrative Agent”), (b) the Indenture dated as of February 1, 2011 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2011 6.875% Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (f/k/a Reynolds Group Issuer (Luxembourg) S.A.), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “2011 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (c) the Indenture dated as of September 28, 2012 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2012 5.750% Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (f/k/a Reynolds Group Issuer (Luxembourg) S.A.), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “2012 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, (d) the Indenture dated as of June 27, 2016 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “2016 5.125% and Floating Rate Senior Secured Note Indenture”) among Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., Reynolds Group Issuer (New Zealand) Limited (f/k/a Reynolds Group Issuer (Luxembourg) S.A.), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee (in such capacity, the “2016 Indenture Trustee”), principal paying agent, registrar, transfer agent and collateral agent, Wilmington Trust (London) Limited, as additional collateral agent and The Bank of New York Mellon, London Branch, as paying agent, and (e) the First Lien Intercreditor Agreement dated as of November 5, 2009, as amended by Amendment No. 1 and Joinder Agreement dated as of January 21, 2010 (as further amended, novated, supplemented, restated or modified from time to time, the “First Lien Intercreditor Agreement”), among the Collateral Agent, the 2011 Indenture Trustee, the 2012 Indenture Trustee, the 2016 Indenture Trustee, the Administrative Agent and the Loan Parties party thereto.
B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms pursuant to the Collateral Agreement.
C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to extend credit to the Grantors pursuant to the Loan Documents.
D. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries of Holdings may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of Exhibit A to the Collateral Agreement. GPC US LLC, a Delaware limited liability company (the “New U.S. Subsidiary”) is executing this Supplement in accordance with the requirements of the Collateral Agreement and the other Loan Documents to become a Grantor under the Collateral Agreement in order to induce the Secured Parties to extend additional credit and as consideration for credit previously extended, in each case, under the Loan Documents.
Accordingly, the Collateral Agent and the New U.S. Subsidiary agree as follows:
SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New U.S. Subsidiary by its signature below becomes a U.S. Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a U.S. Grantor and the New U.S. Subsidiary hereby (i) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a U.S. Grantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a U.S. Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New U.S. Subsidiary, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New U.S. Subsidiary’s right, title and interest in and to the U.S. Grantor Pledged Collateral of the New U.S. Subsidiary to the extent provided in the Collateral Agreement. Each reference to a “Grantor” and “U.S. Grantor” in the Collateral Agreement shall be deemed to include the New U.S. Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.
SECTION 2. The New U.S. Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New U.S. Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. The New U.S. Subsidiary hereby represents and warrants that (a) set forth on Schedules 1, 2(a), 2(b) and 5 through 12 attached hereto are true and correct schedules of the information, with respect to the New U.S. Subsidiary, required by the Perfection Certificate the form of which is attached as Exhibit B to the Collateral Agreement and (b) set forth in Schedule 2(a) hereto, is the true and correct legal name of the New U.S. Subsidiary, its form of organization and its jurisdiction of organization.
SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall (except as otherwise permitted by the Collateral Agreement) be in writing and given as provided pursuant to Section 5.01 of the Collateral Agreement.
SECTION 9. The New U.S. Subsidiary agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent as provided in Section 5.06 of the Collateral Agreement, mutatis mutandis.

IN WITNESS WHEREOF, the New U.S. Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

GPC US LLC

By:	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President and Assistant Secretary

THE BANK OF NEW YORK MELLON, as Collateral Agent
By
/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President